UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2011

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1000
 Louisville, Kentucky 40222
 (Address of Principal Executive Offices)

502- 657-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Creation of a Direct Financial Obligation

On October 6, 2011 Beacon Enterprise Solutions Group, Inc., a Nevada Corporation (“Beacon” or “Company”) initiated a private placement (the “Placement”) of up to $4,5000,000 of 12 month Senior Secured Notes (“Notes”).  The Notes bear interest at 13% APR.  The Placement will be made on a "best efforts" basis with a Minimum of $500,000 and a Maximum of $4,500,000.  Net proceeds will be used to repay and replace existing Senior Secured Bank Notes totaling approximately $3,000,000 and for additional working capital.  The Placement will expire on the sooner of (a) March 1, 2012 if the Minimum has not been met or (b) the date that the Maximum has been raised.

Item 9.01  Financial Statements and Exhibits

(a) Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: October, 11, 2011	By:	/s/ Bruce Widener
Bruce Widener,
Principal Executive Officer